Exhibit 99.1

Investor and Media Contact:
George L. Hernandez
SoftNet Systems, Inc.

415-354-3904
investors@softnet.com

SoftNet Systems, Inc. Requests Hearing to Review NASDAQ Staff Determination

SAN FRANCISCO— May 28, 2002— SoftNet Systems, Inc. (the “Company”) (Nasdaq:SOFN - news), today announced that it received a letter from the NASD called a Nasdaq Staff Determination. Because the Company’s operating subsidiary, Intelligent Communications, Inc., ceased operations, the Staff letter takes the position that the Company does not have ongoing business operations and therefore does not meet the requirements for continued listing set forth in Marketplace Rules 4300 and 4330. As a result, the Nasdaq Staff Determination states that the Company’s securities are subject to delisting from The Nasdaq National Market. The Company is today requesting a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination, and the Nasdaq Staff has indicated that a delisting of the Company’s securities will be stayed pending outcome of the hearing. There can be no assurance that the Panel will grant the Company’s request for continued listing.

As previously announced, the Company is continuing actively to pursue strategic transactions with other companies.

For more information about the Company, please visit www.softnet.com.

This press release contains forward-looking statements concerning the listing of the Company’s securities on the Nasdaq National Market. These forward-looking statements include, but are not limited to, statements containing the words “hope,” “expect,” “believe,” “will,” “may,” “should,” “project,” “estimate,” “intends,” “approximately” and like expressions and the negatives thereof. These statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements, including the risks attendant to a growing business in a new industry as well as those risks described in the Company’s Quarterly and Annual Reports.